[Date]

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue

Seattle, WA 98101

Re:	Russell Investment Company – Select U.S. Equity Fund (the “Fund”)

Dear Mr. Swanson:

Until February 29, 2016, Russell Fund Services Company (“RFSC”) agrees to waive 0.10% of its transfer agency fee for Class T shares of the Fund.

This waiver (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RFSC’s option, continue after February 29, 2016, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:
Sandra Cavanaugh
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer

[Date]

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 Second Avenue

Seattle, WA 98101

Re:	Russell Investment Company – Select International Equity Fund (the “Fund”)

Dear Mr. Swanson:

Until February 29, 2016, Russell Fund Services Company (“RFSC”) agrees to waive 0.10% of its transfer agency fee for Class T shares of the Fund.

This waiver (1) may not be terminated during the relevant period except at the Board’s discretion and (2) may, at RFSC’s option, continue after February 29, 2016, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL FUND SERVICES COMPANY

By:
Sandra Cavanaugh
President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson
Treasurer